Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements, as amended, pertaining to The Commerce Group, Inc 401(K) Plan on Form S-8(No. 333-62367); and the 1994 Management Incentive Plan on Form S-8(No. 333-87020), of our report dated March 10, 2005 relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 10, 2005

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